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                                                                 EXHIBIT 11(f)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in Post-Effective Amendment No. 50 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File Number 2-27962) on behalf of Eaton Vance Total Return Fund of our report dated January 31, 1997 relating to Eaton Vance Total Return Fund (formerly EV Traditional Total Return Fund), and of our report dated January 30, 1997 relating to Total Return Portfolio, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                            /s/ COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.

December 29, 1997
Boston, Massachusetts